Morgan & Company
                                           Chartered Accountants
                                           PO Box 10007, Pacific Centre
                                           Suite 1730 - 700 West Georgia Street
                                           Vancouver, B.C. V7Y 1A1
                                           Telephone (604) 687-5841
                                           Fax (604) 687-0075




                  CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion of our audit report dated February 4, 1999, on the financial statements of Explore Technologies Inc. for the period ended January 31, 1999 in the Company's Form 10 - SB. We also consent to the application of such report to the financial information in the Form 10 - SB, when such financial information is read in conjunction with the financial statements referred to in our report.



Vancouver, Canada                           /S/ Morgan & Company

February   , 1999                          Chartered Accountants